Exhibit 4.3

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 22, 2024

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and US Collateral Agent

and

THE BANK OF NEW YORK MELLON,

as UK Collateral Agent

to the

INDENTURE

Dated as of February 27, 2024

by and among

TRANSDIGM, INC.

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and US Collateral Agent

and

THE BANK OF NEW YORK MELLON,

as UK Collateral Agent

Additional $550,000,000 6.375% Senior Secured Notes due 2029 of TransDigm Inc.

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 22, 2024, among TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“Holdings”), the Guarantors party hereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and a notes collateral agent (the “US Collateral Agent”), and The Bank of New York Mellon, as a notes collateral agent (the “UK Collateral Agent”; each of the US Collateral Agent and the UK Collateral Agent, individually, a “Notes Collateral Agent” and, collectively, the “Notes Collateral Agents”).

RECITALS

WHEREAS, the Company, Holdings, certain of the Guarantors, the Trustee and the Notes Collateral Agents have heretofore executed and delivered an Indenture, dated as of February 27, 2024 (the “Base Indenture”, and such date, the “Original Issue Date”), providing for the issuance by the Company on the Original Issue Date of $2,200,000,000 aggregate principal amount of the Company’s 6.375% Senior Secured Notes due 2029 (the “Initial Notes”);

WHEREAS, Section 2.14 of the Base Indenture provides, among other things, that the Company may issue, in accordance with the terms of the Base Indenture, Additional Notes under the Base Indenture with identical terms as the Initial Notes issued on the Original Issue Date, other than with respect to the date of issuance and issue price;

WHEREAS, the Company, Holdings and the Guarantors have entered into that certain Purchase Agreement, dated as of March 14, 2024, among themselves and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule A thereto, pursuant to which, among other things, on the date hereof, the Company will issue an additional $550,000,000 of 6.375% Senior Secured Notes due 2029 as Additional Notes (the “March 2024 Additional Notes”);

WHEREAS, the March 2024 Additional Notes will have identical terms and conditions as the Initial Notes, other than with respect to the date of issuance and the issue price;

WHEREAS, certain duly authorized Officers of the Company have heretofore executed and delivered to the Trustee and the Notes Collateral Agents an Officers’ Certificate (the “Additional Notes Certificate”) establishing the terms of the March 2024 Additional Notes in accordance with Section 2.14 of the Base Indenture;

WHEREAS, the Company intends by this Supplemental Indenture to provide for the issuance of the March 2024 Additional Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 9.01(f) of the Base Indenture, the Company, the Guarantors, the Trustee and the Notes Collateral Agents are authorized to provide for the issuance of Notes issued after the Original Issue Date in accordance with the limitations set forth in the Base Indenture without the consent of any Holder;

WHEREAS, the Company, the Guarantors, the Trustee and the Notes Collateral Agents intend to execute and deliver this Supplemental Indenture to provide for the issuance of the March 2024 Additional Notes as Additional Notes under the Base Indenture without the consent of any Holder; and

WHEREAS, all things necessary to make the March 2024 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth in the Additional Notes Certificate, this Supplemental Indenture and the Base Indenture and delivered as provided in the Base Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company, Holdings and the Guarantors under the Base Indenture to make this Supplemental Indenture a valid, binding and legal agreement of the Company, Holdings and the Guarantors, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Base Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

MARCH 2024 ADDITIONAL NOTES

Section 2.01 Creation of the March 2024 Additional Notes.

(a) In accordance with Sections 2.14 and 9.01(f) of the Base Indenture, the Company hereby provides for the issuance of the March 2024 Additional Notes as Additional Notes under the Base Indenture substantially in the form of Exhibit A to the Base Indenture, as modified by the Additional Notes Certificate, the terms of which are hereby incorporated and made a part of this Supplemental Indenture. The March 2024 Additional Notes will be issued at an issue price of 99.75% of the principal amount thereof, plus accrued interest from February 27, 2024 to, but excluding, the date hereof. Interest on the March 2024 Additional Notes will accrue from February 27, 2024. The March 2024 Additional Notes and the Initial Notes shall be treated as a single class for all purposes under the Indenture and the other Notes Documents.

(b) On the date hereof, the Trustee shall authenticate and deliver an additional $550,000,000 of 6.375% Senior Secured Notes due 2029 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company in accordance with Section 2.02 of the Base Indenture. As provided in the Additional Notes Certificate, the authentication of such March 2024 Additional Notes by the Trustee may be by manual or electronic signature, notwithstanding anything in the Base Indenture to the contrary, including, without limitation, Section 2.02 thereof.

Section 2.02 The Notes. The March 2024 Additional Notes initially will be issued in the form of Global Notes as follows:

(a) certificate No. 144A-6 (CUSIP No. 893647 BU0 / ISIN No. US893647BU00) in the aggregate principal amount of $500,000,000;

(b) certificate No. 144A-7 (CUSIP No. 893647 BU0 / ISIN No. US893647BU00) in the aggregate principal amount of $49,010,000;

(c) certificate No. S-2 (Temporary CUSIP No. U8936P BD4 / Temporary ISIN No. USU8936PBD43; Permanent CUSIP No. U8936P BB8 / Permanent ISIN No. USU8936PBB86) in the aggregate principal amount of $990,000.

Section 2.03 Reaffirmation of Mortgage Obligations.

In accordance with Section 12.05 of the Base Indenture, in the case of material real property that will secure the Notes Obligations and constitute Collateral (each, a “Mortgaged Property”), the Company and certain Grantors shall deliver to the applicable Notes Collateral Agent, within 180 days after the Original Issue Date (or such later date that the Company delivers executed mortgage amendments and related deliverables required pursuant to the amendment to the Credit Facilities entered into in connection with the Transactions on the Original Issue Date), certain Mortgages in favor of the applicable Notes Collateral Agent for the ratable benefit of the Holders of the Notes as security for payment of the Notes Obligations in respect of the Notes. The Company and such Grantors hereby affirm, for the avoidance of doubt, that such Mortgages shall secure the Additional Notes Obligations as required by Section 12.05 of the Base Indenture.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Base Indenture; Supplemental Indenture part of Indenture.

The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.02 New York Law to Govern.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE MARCH 2024 ADDITIONAL NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.04 Effect of Headings.

The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.05 The Trustee and Notes Collateral Agents.

None of the Trustee or the Notes Collateral Agents shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Holdings and the Guarantors.

Section 3.06 Successors.

All agreements of the Company, Holdings and each Guarantor in this Supplemental Indenture and the March 2024 Additional Notes shall bind their respective successors. All agreements of the Trustee and the Notes Collateral Agents in this Supplemental Indenture shall bind their respective successors.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

TRANSDIGM INC.

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

4455 GENESEE STREET, LLC 4455 GENESEE PROPERTIES, LLC
ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ANGUS ELECTRONICS CO.
APICAL INDUSTRIES, INC.
ARKWIN INDUSTRIES, INC.
ARMTEC COUNTERMEASURES CO.
ARMTEC COUNTERMEASURES TNO CO.
ARMTEC DEFENSE PRODUCTS CO.
ASHFORD PROPERTIES, LLC
AUXITROL WESTON USA, INC.
AVIATION TECHNOLOGIES, INC.
AVIONICS SPECIALTIES, INC.
AVTECHTYEE, INC.
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
BRUCE AEROSPACE INC.
CALSPAN AERO SYSTEMS ENGINEERING LLC
CALSPAN AIR FACILITIES, LLC
CALSPAN AIR SERVICES, LLC
CALSPAN ASE PORTUGAL, INC.
CALSPAN HOLDINGS, LLC
CALSPAN, LLC
CALSPAN SYSTEMS LLC
CALSPAN TECHNOLOGY ACQUISITION LLC
CHELTON AVIONICS HOLDINGS, INC.
CHELTON AVIONICS, INC.
CHELTON DEFENSE PRODUCTS, INC.
CTHC LLC
DART AEROSPACE USA, INC.
DART BUYER, INC.
DART HELICOPTER SERVICES, INC.
DART INTERMEDIATE, INC.
DART TOPCO, INC.
DATA DEVICE CORPORATION
DUKES AEROSPACE, INC.

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

ESTERLINE INTERNATIONAL COMPANY
ESTERLINE TECHNOLOGIES CORPORATION
GENESEE HOLDINGS, LLC
GENESEE HOLDINGS II, LLC
GENESEE HOLDINGS III, LLC
HARTWELL CORPORATION
HELI TECH, INC.
HYTEK FINISHES CO.
ILC HOLDINGS, INC.
JANCO CORPORATION
KIRKHILL INC.
KORRY ELECTRONICS CO.
LEACH HOLDING CORPORATION
LEACH INTERNATIONAL CORPORATION
LEACH TECHNOLOGY GROUP, INC.
MARATHONNORCO AEROSPACE, INC.
MASON ELECTRIC CO.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
NAT SEATTLE INC.
NMC GROUP, INC.
NORTH HILLS SIGNAL PROCESSING CORP.
NORWICH AERO PRODUCTS INC.
OFFSHORE HELICOPTER SUPPORT SERVICES, INC.
PALOMAR PRODUCTS, INC.
PARAVION TECHNOLOGY, INC.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
POWER DEVICE CORPORATION
SEMCO INSTRUMENTS, INC.
SHIELD RESTRAINT SYSTEMS, INC.
SIMPLEX MANUFACTURING, CO.
SKANDIA, INC.
SKURKA AEROSPACE INC.
TA AEROSPACE CO.
TACTAIR FLUID CONTROLS, INC.
TDG ESL HOLDINGS INC.
TEAC AEROSPACE TECHNOLOGIES, INC.
TEXAS ROTRONICS, INC.
YOUNG & FRANKLIN INC.,
each as Guarantor

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

17111 WATERVIEW PKWY LLC
	By:	Esterline Technologies Corporation,
as its manager
BETA TRANSFORMER TECHNOLOGY LLC
	By:	Power Device Corporation, as its sole member
CMC ELECTRONICS AURORA LLC
	By:	Esterline Technologies Corporation,
as its sole member
ELECTROMECH TECHNOLOGIES LLC
	By:	McKechnie Aerospace US LLC,
as its sole member
	By:	McKechnie Aerospace DE, Inc.,
as its sole member
ESTERLINE EUROPE COMPANY LLC
	By:	Esterline Technologies Corporation,
as its sole member
ESTERLINE TECHNOLOGIES SGIP, LLC
	By:	Esterline Technologies Corporation,
as its manager
JOHNSON LIVERPOOL LLC
	By:	Young & Franklin Inc., as its sole member
LEACH MEXICO HOLDING LLC
	By:	Leach International Corporation, as its sole member
MCKECHNIE AEROSPACE US LLC
	By:	McKechnie Aerospace DE, Inc., as its sole member
NORTH HILLS SIGNAL PROCESSING OVERSEAS LLC
By: North Hills Signal Processing Corp., as its sole member
TRANSICOIL LLC
By: Aviation Technologies, Inc., as its sole member, each as Guarantor

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCOSEMCO LLC
NORDISK AVIATION PRODUCTS LLC
By:	Telair US LLC, as its sole member
SCHNELLER LLC
SYMETRICS INDUSTRIES, LLC
TELAIR US LLC
WHIPPANY ACTUATION SYSTEMS, LLC
Each By: TransDigm Inc., as its sole member, each as Guarantor

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC., as a Guarantor

By:	/s/ Sarah Wynne
	Name:	Sarah Wynne
	Title:	Chairman of the Board and
Chief Executive Officer

BRIDPORT ERIE AVIATION, INC., as a Guarantor

By:	/s/ Liza Sabol
	Name:	Liza Sabol
	Title:	Chairman of the Board and President

TRANSDIGM UK HOLDINGS LIMITED, as a Guarantor

By:	/s/ Liza Sabol
	Name:	Liza Sabol
	Title:	Director

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and the US Collateral Agent

By:	/s/ Marie A. Hattinger
Name: Marie A. Hattinger
Title: Vice President

THE BANK OF NEW YORK MELLON, as the UK Collateral Agent

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to the First Supplemental Indenture – 6.375% Senior Secured Notes due 2029]